UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ___)
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material pursuant to §240.14a-12

Coastal Financial Corporation
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

April 7, 2023
Dear Shareholder:
You are cordially invited to attend the 2023 Annual Meeting of Shareholders (the “annual meeting”) of Coastal Financial Corporation (the “Company”). The annual meeting will be held on Tuesday, May 23, 2023 at 6:00 p.m. Pacific Time and will be held in a completely virtual format.  There will not be a physical location for the annual meeting.  The virtual meeting format allows for expanded meeting access for our shareholders in a climate friendly format.  Additionally, the virtual meeting format provides improved communication and cost savings for our shareholders and our Company.  To attend the virtual annual meeting you must register in advance at https://register.proxypush.com/CCB prior to the registration deadline of May 22, 2023 at 5:00 p.m. Pacific Time.
The notice of annual meeting and proxy statement appearing on the following pages describe the formal business to be transacted at the annual meeting. Directors and officers of the Company, as well as a representative of Moss Adams LLP, the Company’s independent registered public accounting firm, will be present to respond to appropriate questions of shareholders.
It is important that your shares are represented at this meeting, whether or not you attend the virtual annual meeting and regardless of the number of shares you own. To make sure your shares are represented, we urge you to vote online or to mail your completed proxy card. You may attend and participate in the virtual annual meeting by registering in advance at https://register.proxypush.com/CCB prior to the registration deadline of May 22, 2023 at 5:00 p.m. Pacific Time.  You will be able to vote electronically and submit questions during the annual meeting only if you register to attend the annual meeting.
If you attend the virtual annual meeting, you may vote virtually even if you have previously voted online or if you have mailed a proxy card.
We look forward to seeing you at the annual meeting.

Sincerely,

Eric M. Sprink
Chief Executive Officer
This proxy statement is first being sent to the shareholders of the Company on or about April 7, 2023.

NOTICE OF THE 2023 ANNUAL MEETING OF SHAREHOLDERS OF COASTAL FINANCIAL CORPORATION

TIME AND DATE:	6:00 p.m. Pacific Time, on Tuesday, May 23, 2023.

PLACE:
Virtual meeting only. To attend the virtual annual meeting you must register in advance at https://register.proxypush.com/CCB prior to the registration deadline of May 22, 2023 at 5:00 p.m. Pacific Time.  There will not be a physical location for the annual meeting.

ITEMS OF BUSINESS:
(1)To elect Rilla R. Delorier, Michael R. Patterson, and Gregory S. Tisdel to serve for a term of three years until the 2026 annual meeting of shareholders;
(2)To ratify the selection of Moss Adams LLP by the Audit Committee of the Board of Directors as our independent registered public accounting firm for fiscal year 2023; and
(3)To transact such other business as may properly come before the annual meeting and any adjournment or postponement of the meeting.

RECORD DATE:
To vote, you must have been a shareholder at the close of business on March 21, 2023. A complete list of such shareholders will be available for inspection at the Company’s offices in Everett, Washington during normal business hours for a period of 10 days prior to the 2023 annual meeting, and also during the annual meeting until the close of such meeting.

ATTENDANCE AND VOTING:
You may attend the annual meeting virtually by registering in advance at https://register.proxypush.com/CCB prior to the registration deadline of May 22, 2023 at 5:00 p.m. Pacific Time.  Shareholders may vote and submit questions while attending the annual meeting virtually. You will need the control number located on either your notice of internet availability or your proxy card to register for the annual meeting.

Your vote is important.  It is important that your shares be represented and voted at the annual meeting. You can vote your shares online or by completing and returning the proxy card or voting instruction card sent to you. Voting instructions are printed on your proxy card or voting instruction card and are included in the accompanying proxy statement. You can revoke a proxy at any time before its exercise at the annual meeting by following the instructions in the proxy statement. Whether or not you plan to attend the annual meeting virtually, please vote online or by marking, signing, dating and promptly returning the proxy card or voting instruction card.

By Order of the Board of Directors

Joel G. Edwards
Corporate Secretary
Everett, Washington
April 7, 2023

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 23, 2023
This proxy statement, proxy card and the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 are available at http://www.annualgeneralmeetings/ccb2023

INFORMATION ABOUT THE ANNUAL MEETING
This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors”) of Coastal Financial Corporation (which we refer to in this proxy statement as “Coastal Financial,” “we,” “us,” “our,” or the “Company”) to be used at the 2023 Annual Meeting of Shareholders of the Company (the “annual meeting”). The Company is the holding company for Coastal Community Bank (the “Bank”).
Internet Availability of Proxy Materials
This proxy statement, proxy card and the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 (the “Annual Report”) are available at our corporate website at www.coastalbank.com. You also can obtain copies without charge at the SEC’s website at www.sec.gov and may access these materials at http://www.annualgeneralmeetings/ccb2023. A Notice of Internet Availability of Proxy Materials regarding this proxy statement is being first mailed to shareholders on or about April 7, 2023, containing instructions on how to access and review this proxy statement and the Annual Report. The Notice of Internet Availability of Proxy Materials also instructs you how you may submit your proxy online or via mail. If you would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting those materials included in the Notice of Internet Availability of Proxy Materials.
Website addresses referenced herein are intended to provide inactive, textual references only, and the information on these websites is not part of this proxy statement.
Time and Location
Virtually
The annual meeting will be held in a completely virtual format.  There will be no physical location for the annual meeting.  You may attend, vote and submit questions during the virtual annual meeting by registering in advance at https://register.proxypush.com/CCB prior to the registration deadline of May 22, 2023 at 5:00 p.m. Pacific Time. You may submit written questions or statements during the meeting by following the instructions on the meeting website. You may also submit written questions or statements through the registration website until the registration deadline for the meeting. Questions or statements received from shareholders that are relevant to the business to be conducted at the annual meeting will be read aloud and, if appropriate, answered during the meeting.  You will need the control number located on either your Notice of Internet Availability or on your proxy card to register for the annual meeting.
In order to be climate friendly, provide expanded access, improved communication and cost savings for our shareholders and our Company, this year’s annual meeting will be held in a virtual only format. We have designed our virtual format to enhance, rather than constrain, shareholder access, participation and communication. For example, the virtual format allows shareholders to communicate with us during the annual meeting so they can ask questions. During the live Q&A session of the annual meeting, we may answer questions as they come in, to the extent relevant to the business of the annual meeting, as time permits.
Who Can Vote at the Annual Meeting
Shareholders of Record
You are entitled to vote your shares of Coastal Financial common stock if the records of the Company show that you held your shares as of the close of business on March 21, 2023 (the “Record Date”).
Beneficial Owners
If your shares are held in a stock brokerage account or by a bank or other nominees, you are considered the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker, bank or other nominee. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares. Your broker, bank or other nominee has enclosed a voting instruction form for you to use in directing it on how to vote your shares.

INFORMATION ABOUT THE ANNUAL MEETING
As of the close of business on the Record Date, 13,273,072 shares of Coastal Financial common stock were outstanding and entitled to vote. Each share of common stock has one vote.
Attending the Meeting
If you are a shareholder of record as of the Record Date, you may attend the virtual annual meeting by registering in advance at https://register.proxypush.com/CCB prior to the registration deadline of May 22, 2023 at 5:00 p.m. Pacific Time. If you hold your shares in street name, you will also need to register to attend the virtual annual meeting. Instructions are required to be provided on the voting instruction card provided by the beneficial owner’s broker, bank, or other nominee.
The annual meeting will begin promptly at 6:00 p.m. Pacific Time, on Tuesday, May 23, 2023. We encourage you to access the annual meeting prior to start time. Please allow time for online check-in, which will begin at 5:45 p.m. Pacific Time.
Items Voted on; Vote Required
Quorum
The annual meeting will be held only if there is a quorum. A majority of the outstanding shares of Coastal Financial common stock entitled to vote, represented virtually or by proxy, on a matter constitutes a quorum for that matter. If you return valid proxy instructions or attend the annual meeting virtually, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Abstentions, broker non-votes and votes withheld will be treated as present for purposes of determining the presence or absence of quorum.
Vote Required
•Item 1 – In voting on the election of directors, you may vote in favor of the nominees or withhold votes as to the nominees. There is no cumulative voting for the election of directors. Directors are elected by a plurality of the votes cast at the annual meeting. “Plurality” means that the nominees receiving the largest number of votes cast will be elected up to the maximum number of directors to be elected at the annual meeting. The maximum number of directors to be elected at the annual meeting is three. In the election of directors, abstentions, broker non-votes and votes withheld are treated as present for quorum purposes only and will have no effect on the outcome of the election.
•Item 2 – In voting on the approval to ratify the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for fiscal year 2023, you may vote in favor of the proposal, vote against the proposal or abstain from voting. To be approved, the proposal requires the affirmative vote of a majority of the votes cast at the annual meeting. In the ratification of our independent registered public accounting firm, abstentions are treated as present for quorum purposes only and will have no effect.  We do not expect to receive broker non-votes on this item as brokers, banks or other nominees will have discretionary authority to vote shares for which street name shareholders do not provide voting instructions.
Abstentions and Broker Non-Votes
Abstentions and “broker non-votes” are not considered “votes cast” and will therefore have no effect on the outcome of any vote taken at the annual meeting. An abstention occurs when a shareholder attends the annual meeting, either virtually or by proxy, but abstains from voting where permitted.  A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker, bank or other nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.
Effect of Not Casting Your Vote For Shares Held in Street Name
Item 1:  If you hold your shares in street name, it is critical that you cast your vote if you want it to count in the election of directors.  Current regulations restrict the ability of your broker, bank or other nominee to vote your uninstructed shares in the election of directors and certain other matters on a discretionary basis. Thus, if you hold your

INFORMATION ABOUT THE ANNUAL MEETING
shares in street name and you do not instruct your broker, bank or other nominee how to vote in the election of directors, no votes will be cast on your behalf. These are referred to as broker non-votes.
Item 2:  Your broker, bank or other nominee will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of the Company’s independent registered public accounting firm.
Voting by Proxy
This proxy statement is being sent to you by the Board of Directors to request that you allow your shares of Company common stock to be represented at the annual meeting by the persons named in the proxy card. All shares of Company common stock represented at the annual meeting by properly executed and dated proxies will be voted according to the instructions indicated on the proxy card. If you vote online or if you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Board of Directors.
The Board of Directors recommends that you vote:
•“FOR” each of the nominees for director; and
•“FOR” the ratification of the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for fiscal year 2023.
If any matter not described in this proxy statement is properly presented at the annual meeting, the persons named in the proxy card will use their judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the meeting to solicit additional proxies. If the annual meeting is adjourned or postponed, your shares of Coastal Financial common stock may also be voted by the persons named in the proxy card on the new meeting date, unless you have revoked your proxy. The Company does not know of any other matters to be presented at the annual meeting.
If your Coastal Financial common stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow to have your shares voted. Your broker, bank or other nominee may allow you to deliver your voting instructions online. Please see the instruction form provided by your broker, bank or other nominee that accompanies this proxy statement. If you wish to change your voting instructions after you have returned your voting instruction form to your broker, bank or other nominees, you must contact your broker, bank or other nominee.
Revoking Your Proxy
You may revoke your proxy at any time before the vote is taken at the annual meeting. To revoke your proxy, you must either advise the Corporate Secretary of the Company in writing, addressed to Corporate Secretary, Coastal Financial Corporation, 5415 Evergreen Way, Everett, Washington 98203 before your Company common stock has been voted at the annual meeting, deliver a later-dated and executed valid proxy or attend the virtual annual meeting and vote your shares virtually. Attendance at the virtual annual meeting will not in itself constitute revocation of your proxy.
Annual Meeting Advance Notice Requirements
Consideration of Director Recommendations by Shareholders. It is the policy of the Governance & Nominating Committee to consider director candidates recommended by shareholders who appear to be qualified to serve on the Board of Directors. The Governance & Nominating Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors. In order to avoid the unnecessary use of the Governance & Nominating Committee’s resources, the Governance & Nominating Committee will consider only those director candidates recommended in accordance with the procedures set forth below.
Procedures to be Followed by Shareholders for Consideration of Director Nominees and Other Matters. To submit a recommendation for a director candidate to the Governance & Nominating Committee, a shareholder should submit the following information in writing, addressed to the Chair of the Governance & Nominating Committee, care of the Corporate Secretary, Coastal Financial Corporation, 5415 Evergreen Way, Everett, Washington 98203:
•the name of the person recommended as a director candidate;

INFORMATION ABOUT THE ANNUAL MEETING
•all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”);
•the written consent of the person being recommended as a director candidate to being named in the Company’s proxy statement as a nominee and to serving as a director if elected;
•as to the shareholder making the recommendation, the name and address, as they appear on the Company’s books, of such shareholder; provided, that if the shareholder is not a registered holder of the Company’s common stock, the shareholder should submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of the Company’s common stock;
•the class and number of shares of the Company's common stock that are beneficially owned by such shareholder; and
•a statement disclosing whether such shareholder is acting with or on behalf of any other person or persons and, if applicable, the identity of such person or persons.
In order for a director candidate to be considered for nomination by the Board of Directors at the Company’s annual meeting of shareholders the recommendation must be received at the principal executive office of the Company at least 90 days prior to the date of the meeting, or, if less than 100 days’ (i) notice or (ii) prior public disclosure of the meeting date is given of the annual meeting of shareholders, the recommendation must be received not later than the close of business on the 10th day following the day the annual meeting notice was (A) mailed or (B) such public disclosure was made. The Company’s Amended and Restated Bylaws (“Bylaws”) provide that a person may not be nominated for election as a director of the Company unless that person is nominated by or at the direction of the Board of Directors or by a shareholder who has given appropriate notice to the Company before the meeting.
Similarly, a shareholder may not bring business before an annual meeting unless the shareholder has given the Company appropriate notice of their intention to bring that business before the meeting. The Company's Corporate Secretary must receive notice of shareholder nomination or proposal not less than 90 days before the annual meeting; provided, that if less than 100 days' of (i) notice or (ii) prior public disclosure of the meeting date is given or made to the shareholders, shareholder notice must be received not later than the close of business on the 10th day following the day the annual meeting notice was (A) mailed or (B) such public disclosure was made.  A shareholder who desires to raise new business must provide certain information as provided by our Bylaws to the Company concerning the nature of the new business, the shareholder, the shareholder’s ownership in the Company and the shareholder’s interest in the business matter. Similarly, a shareholder wishing to nominate any person for election as a director must provide the Company with certain information as provided by our Bylaws concerning the nominee and the proposing shareholder as described above. A copy of our Bylaws may be obtained from the Company.
Requirements for Shareholder Proposals and Nominations to Be Included in the Company’s Proxy Materials
Shareholders interested in submitting a proposal (other than for the nomination of directors) for inclusion in the proxy materials to be distributed by us for our 2024 Annual Meeting of Shareholders may do so by following the procedures prescribed in Rule 14a-8 promulgated under the Exchange Act. The Company must receive proposals that shareholders seek to include in the proxy statement for the Company’s next annual meeting no later than December 9, 2023. If next year’s annual meeting is held on a date more than 30 calendar days from May 22, 2024, a shareholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation for such annual meeting. Any shareholder proposals will be subject to the requirements of our Bylaws and Rule 14a-8 promulgated under the Exchange Act regarding the inclusion of shareholder proposals in company-sponsored proxy materials. Such proposals should be sent in writing to Coastal Financial Corporation, Corporate Secretary, 5415 Evergreen Way, Everett, Washington 98203.
In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees for the 2024 Annual Meeting of Shareholders must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 23, 2024 and comply with the requirements outlined in our Bylaws described herein. If next year’s annual meeting is held on a date more than 30 calendar days from May 22, 2024, the notice required under Rule 14a-19 under the Exchange Act must be received by the later of March 23, 2024 or the tenth calendar day after we publicly announce the meeting date.

INFORMATION ABOUT THE ANNUAL MEETING
Proxy Solicitation Costs
The accompanying proxy is being solicited by the Board of Directors.  The Company will pay the cost of this proxy solicitation. The Company will also reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company. In addition to soliciting proxies by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telephone. None of these persons will receive additional compensation for these activities.
Sharing An Address With Other Shareholders
In some cases, shareholders holding their shares in “street name,” who share the same surname and address receive only one copy of the Notice of Internet Availability of Proxy Materials or other annual meeting materials, if any. This practice, known as “householding,” is designed to reduce our printing and postage costs as well as natural resources. However, if a shareholder residing at such an address wishes to receive a separate annual report or Notice of Internet Availability of Proxy Materials in the future, he or she should contact their broker, bank or other nominee. Shareholders of record who have the same address and last name, and who do not participate in electronic delivery of proxy materials, will also only receive only one copy of our Notice of Internet Availability and, as applicable, any additional proxy materials that are delivered until such time as one or more of these stockholders notifies us that they want to receive separate copies. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions. If you are a stockholder of record and would like to have separate copies of the Notice of Internet Availability or proxy materials mailed to you in the future, you must submit a request to opt out of householding in writing to the Company’s stock transfer agent (Pacific Stock Transfer Company) by calling their toll-free number at 1-800-785-7782 or by emailing our transfer agent at cs@pacificstocktransfer.com., and we will cease householding all such documents within 30 days. If you are a shareholder of record and are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting the Company’s stock transfer agent (Pacific Stock Transfer Company) by calling their toll-free number at 1-800-785-7782 or by emailing our transfer agent at cs@pacificstocktransfer.com.

CORPORATE GOVERNANCE
CORPORATE GOVERNANCE
General
The Company periodically reviews its corporate governance policies and procedures to ensure that the Company meets the highest standards of ethical conduct, reports results with accuracy and transparency and maintains full compliance with the laws, rules and regulations that govern the Company’s operations. As part of this periodic corporate governance review, the Board of Directors reviews and strives to adopt best corporate governance policies and practices for the Company.
Code of Ethics and Business Conduct
The Company has adopted a Code of Ethics and Business Conduct that applies to all of its directors, officers and employees, including its principal executive officer, principal financial officer and principal accounting officer and persons performing similar functions. The Code of Ethics and Business Conduct is available upon written request to Corporate Secretary, Coastal Financial Corporation, 5415 Evergreen Way, Everett, Washington 98203 and on the Company’s website at www.coastalbank.com. If the Company amends or grants any waiver from a provision of the Code of Ethics and Business Conduct that applies to its executive officers, it will publicly disclose such amendment or waiver on its website and as required by applicable law, including by filing a Current Report on Form 8-K with the U.S. Securities and Exchange Commission (the “SEC”).
Hedging and Pledging
Our directors, executive officers and certain employees are prohibited from hedging and speculative trading in and out of the Company’s securities, including short sales and leverage transactions, such as puts, calls, and listed and unlisted options.
We also prohibit our directors and certain employees from pledging Company securities as collateral for a loan.
Meetings and Committees of the Board of Directors
The Company conducts business through meetings of its Board of Directors and its committees. The Board of Directors held 12 regular meetings during the fiscal year ended December 31, 2022. No director during 2022 attended fewer than 75% of the meetings of the Board of Directors and key committees (Audit Committee, Compensation Committee and Governance & Nominating Committee) on which such director served.

CORPORATE GOVERNANCE
Board Diversity Matrix

Coastal Financial Corporation - Board Diversity Matrix
As of March 21, 2023
Total Number of Directors:	11
		Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors		3	8	0	0
Part II: Demographic Background
African American or Black		1	0	0	0
Native American or Alaskan Native		0	0	0	0
Asian		1	0	0	0
Hispanic or Latinx		0	0	0	0
Native Hawaiian or Pacific Islander		0	0	0	0
White		2	8	0	0
Two or More Races/Ethnicities *		1	0	0	0
LGBTQ+		0
Did Not Disclose Demographic Background		0
*Directors identifying in this category are also identified in each individual category as required.
Director Independence
As required under Nasdaq Stock Market, LLC (“Nasdaq”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Consistent with these regulations, after review of all relevant transactions or relationships between each director, or any of such director’s family members, and the Company, its senior management and its independent registered public accounting firm, the Board of Directors has determined that all of our directors are independent directors within the meaning of applicable Nasdaq listing standards, except for Eric M. Sprink, who is the Chief Executive Officer of the Company and the Bank, Andrew P. Skotdal, who has a 50% interest in an entity from which the Bank leases its Downtown Everett Branch, and Chris Adams, who is a partner of Adams & Duncan Inc., PS, which is a law firm that provides legal services to the Company.

CORPORATE GOVERNANCE
The following table identifies our standing committees and their members as of March 21, 2023. All members of each committee are independent in accordance with the listing standards of the Nasdaq and the SEC, where applicable. The Board of Directors has adopted a written charter for each committee that, among other things, specifies the scope of each committee’s rights and responsibilities. A copy of each committee charter is available on the Company’s website at www.coastalbank.com.

Director	Audit Committee	Compensation Committee	Governance & Nominating Committee
Andrew P. Skotdal
Christopher D. Adams
Sadhana Akella-Mishra (1)			Member
Rilla R. Delorier (1)	Member	Member
Steven D. Hovde (1)		Member	Member
Stephan Klee (1)	Member	Chair
Thomas D. Lane (1)	Member	Member	Chair
Michael R. Patterson (1)	Chair
Eric M. Sprink
Gregory A. Tisdel (1)	Member	Member
Pamela R. Unger (1)	Member		Member
Number of Meetings in 2022	11	4	2
(1)Independent Director.

Audit Committee. The Audit Committee assists the Board of Directors in discharging its duties related to the integrity of our financial statements, our compliance with legal and regulatory requirements, our independent auditor qualifications, independence and performance, the performance of our internal audit function, our accounting and financial reporting process and financial statement audits. Among other things, the functions and responsibilities of the Audit Committee include:
•being responsible for the appointment, compensation, retention and oversight of the independent auditor;
•reviewing and discussing the Company’s annual and quarterly financial statements with management and the independent auditor;
•overseeing internal audit activities;
•pre-approving all audit and permissible non-audit services to be performed by the Company’s independent auditor;
•authorizing, reviewing, and approving the Audit Committee Report to be included in the Company’s annual proxy statement;
•overseeing the Company's risk assessment and risk management policies;
•establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by its employees of concerns regarding questionable accounting or auditing matters; and
•reviewing the Audit Committee’s performance and the adequacy of the Audit Committee’s charter on an annual basis.
The Company also provides for appropriate funding, as determined by the Audit Committee, for payment of compensation to the Company’s independent auditor, any independent counsel or other advisors engaged by the Audit Committee and for administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

CORPORATE GOVERNANCE
The Board of Directors has determined that Michael R. Patterson is an “audit committee financial expert,” as such term is defined by the rules and regulations of the SEC.
The report of the Audit Committee appears in this proxy statement under the heading “Item 2 — Ratification of Selection of Independent Registered Public Accounting Firm—Audit Committee Report.”
Compensation Committee. The Compensation Committee establishes, administers and reviews the Company’s policies, programs and procedures for compensating its executive officers and directors. Among other things, the functions and responsibilities of the Compensation Committee include:
•overseeing the Company’s overall compensation structure, policies and programs, and assessing whether the Company’s compensation structure establishes appropriate incentives for management and employees;
•reviewing and approving annually the corporate goals and objectives applicable to the compensation of the Chief Executive Officer, evaluating at least annually the Chief Executive Officer’s performance in light of these goals and objectives, and recommending to the Board of Directors the Chief Executive Officer’s compensation level based on this evaluation;
•in collaboration with the Chief Executive Officer, reviewing and evaluating the performance of the Company’s executive officers and approving such other executive officers’ compensation and benefits;
•reviewing, administering and making recommendations to the Board of Directors with respect to the Company’s incentive compensation and equity-based plans;
•reviewing, approving and recommending to the Board of Directors, employment agreements and severance arrangements for executive officers, including change-in-control provisions, plans or agreements;
•reviewing the Company’s incentive compensation arrangements to determine whether they encourage any excessive risk-taking, reviewing at least annually the relationship between risk management policies and practices and compensation and evaluating compensation policies and practices that could mitigate any such risk;
•retaining such compensation consultants, legal counsel or other advisors as the Compensation Committee deems necessary or appropriate for it to carry out its duties, with direct responsibility for the appointment, compensation and oversight of work of such consultants, counsels and advisors;
•preparing a report on executive compensation for inclusion in the Company’s annual meeting proxy statement, when required by applicable law;
•reviewing and making recommendations to the Board of Directors with respect to the compensation of the Company’s directors;
•developing a succession plan for our executive officer positions, reviewing it annually and making recommendations to the Board of Directors regarding the selection of individuals to fill these positions; and
•reviewing the Compensation Committee’s performance and the adequacy of its charter on an annual basis.
Independent Compensation Consultant – Pearl Meyer & Partners LLC (“Pearl Meyer”)
During the past fiscal year, the Compensation Committee again engaged Pearl Meyer, an independent compensation consulting firm. Specifically, the Compensation Committee engaged Pearl Meyer to:
•review the Company’s compensation philosophy and strategy;
•advise and aid in the design of the CEO compensation package;
•advise and aid in the design of executive officer compensation;

CORPORATE GOVERNANCE
•evaluate and make recommendations on incentive compensation plans;
•review and advise on Board of Directors compensation; and
•perform peer analysis.
Under its charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other advisor to the Compensation Committee, only after assessing the independence of such person in accordance with SEC and Nasdaq requirements that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.
The Compensation Committee has assessed Pearl Meyer’s independence and determined that there was no conflict of interest resulting from retaining Pearl Meyer for this engagement.
Governance & Nominating Committee. The Governance & Nominating Committee is responsible for assisting the Board of Directors in discharging its duties related to corporate governance and nominating functions. Among other things, the functions and responsibilities of the Governance & Nominating Committee include:
•developing policies on the size and composition of the Board of Directors;
•developing and recommending to the Board of Directors criteria to be used in identifying and selecting nominees for director;
•reviewing possible candidates for election to the Board of Directors;
•recommending to the Board of Directors candidates for election or re-election to the Board of Directors;
•recommending structure, composition and assignments of the Board of Directors and its committees;
•conducting an annual performance evaluation of the Board of Directors and its committees; and
•reviewing the Governance & Nominating Committee’s performance and the adequacy of its charter on an annual basis.
Minimum Qualifications. The Governance & Nominating Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board of Directors. First, a candidate must meet the eligibility requirements set forth in the Company’s Bylaws, which include an age limitation. A candidate also must meet any qualification requirements set forth in any Board of Directors or committee governing guidelines.
The Governance & Nominating Committee will consider the following criteria in selecting nominees:
•contributions to the range of talent, skill and expertise appropriate for the Board of Directors;
•financial, regulatory and business experience;
•knowledge of the banking and financial services industries;
•familiarity with the operations of public companies and ability to read and understand financial statements;
•familiarity with the Company’s market area and participation in and ties to local businesses and local civic, charitable and religious organizations;
•personal and professional integrity, honesty and reputation;
•ability to represent the best interests of the shareholders of the Company and the best interests of the Bank;
•ability to devote sufficient time and energy to the performance of his or her duties;

CORPORATE GOVERNANCE
•independence;
•current equity holdings in the Company; and
•any other factors the Governance & Nominating Committee deems relevant, including age, diversity, size of the Board of Directors and regulatory disclosure obligations.
In its consideration of diversity, the Governance & Nominating Committee seeks to create a Board of Directors that is strong in its collective knowledge and that has a diverse set of skills and experience with respect to management and leadership, vision and strategy, accounting and finance, business operations and judgment, industry knowledge and corporate governance. The Governance & Nominating Committee strives to seek out diverse and qualified director candidates who bring a background and expertise in the fintech and digital banking sectors regardless of their gender, race, or other personal characteristics.
In addition, prior to nominating an existing director for re-election to the Board of Directors, the Governance & Nominating Committee will consider and review an existing director’s Board of Directors and committee attendance and performance; length of Board of Directors service; experience, skills and contributions that the existing director brings to the Board of Directors; and independence.
Director Nomination Process. The process that the Governance & Nominating Committee follows when it identifies and evaluates individuals to be nominated for election to the Board of Directors is as follows:
For purposes of identifying nominees for the Board of Directors, the Governance & Nominating Committee relies on personal contacts of the committee members and other members of the Board of Directors, as well as their knowledge of members of the communities served by the Bank. The Governance & Nominating Committee also will consider director candidates recommended by shareholders in accordance with the policy and procedures set forth above. The Governance & Nominating Committee has not previously used and does not currently use an independent search firm to identify nominees.
In evaluating potential nominees for the Board of Directors, Governance & Nominating Committee determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under the selection criteria set forth above. In addition, the Governance & Nominating Committee will conduct a check of the individual’s background and interview the candidate to further assess the qualities of the prospective nominees and the contributions he or she would make to the Board of Directors.
Board Leadership Structure
Our Board of Directors does not have a formal policy requiring the separation of the roles of Chief Executive Officer and Board Chair. It is the Board of Directors’ view that rather than having a rigid policy, the Board of Directors, with the advice and assistance of the Governance & Nominating Committee, and upon consideration of all relevant factors and circumstances, will determine, as and when appropriate, whether the two offices should be separate. Currently, our leadership structure separates the offices of Chief Executive Officer and Board Chair, with Eric M. Sprink serving as our Chief Executive Officer, Christopher D. Adams serving as Board Chair.  In keeping with good corporate governance practices, the Board of Directors believes that the separation of the duties of Board Chair and Chief Executive Officer eliminates any inherent conflict of interest that may arise when the roles are combined.  This reinforces the leadership role of our Board of Directors in its oversight of our business and affairs.
Board Oversight of Risk Management
Our Board of Directors believes that effective risk management and control processes are critical to our safety and soundness, our ability to predict and manage the challenges that we face and, ultimately, our long-term corporate success. The Chair of the Board of Directors meets regularly with management to discuss strategy and risks facing the Company. Senior management members attend the Board’s meetings and are available to address any questions or concerns raised by the Board of Directors on risk management and any other matters. The Chair of the Board of Directors and non-executive members of the Board of Directors work together to provide strong, independent oversight of the Company’s management and affairs through its standing committees and, when necessary, special meetings of Independent Directors.

CORPORATE GOVERNANCE
Our Board of Directors, both directly and through its committees, is responsible for overseeing and evaluating our risk management processes, with each of the committees of our Board of Directors assuming a different and important role in overseeing and evaluating the management of the risks the Company faces.
The Board of Directors discusses and evaluates a broad range of topics, including environmental, social and governance (ESG) matters, cybersecurity and human capital management topics including culture, succession planning and development, compensation, benefits, employee recruiting and retention, health, safety and wellness, and diversity, equity and inclusion.
The Audit Committee of the Board of Directors is responsible for overseeing and evaluating risks associated with financial matters (particularly financial reporting, accounting practices and policies, disclosure controls and procedures and internal control over financial reporting).
The Compensation Committee of the Board of Directors has primary responsibility for risks and exposures associated with our compensation policies, plans and practices, regarding both executive compensation and the Company’s compensation structure generally. In particular, our Compensation Committee, in conjunction with our Chief Executive Officer and other members of our management, as appropriate, reviews our incentive compensation arrangements to ensure these programs are consistent with applicable laws and regulations, including safety and soundness requirements, and do not encourage imprudent or excessive risk-taking by our employees.
The Governance & Nominating Committee of the Board of Directors oversees risks associated with the independence of our Board of Directors and potential conflicts of interest.
The Non-Financial Risk Committee of the Board of Directors is responsible for assisting the Board of Directors in discharging its duties related to overseeing risks in conjunction with the Bank providing Banking as a Service (“BaaS”) to various entities through our CCBX segment.
While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors oversees overall strategic and reputational risks, and is regularly informed through committee reports and reports directly from officers responsible for oversight of various risks within the Company.
Our executive management is responsible for implementing our risk management processes, including by assessing and managing the risks we face, including strategic, operational, regulatory, investment and execution risks, on a day-to-day basis, and reporting to our Board of Directors regarding our risk management processes. Our executive management is also responsible for creating and recommending to our Board of Directors for approval appropriate risk appetite metrics reflecting the aggregate levels and types of risk we are willing to accept in connection with the operation of our business and pursuit of our business objectives.
The role of our Board of Directors in our risk oversight is consistent with our leadership structure, with our Chief Executive Officer and the other members of executive management having responsibility for assessing and managing our risk exposure, and our Board of Directors and its committees providing oversight in connection with those efforts. We believe this division of risk management responsibilities presents a consistent, systemic and effective approach for identifying, managing and mitigating risks throughout our operations.
Attendance at the Annual Meeting of Shareholders
The Board of Directors encourages directors to attend the annual meeting of shareholders. Five directors serving on the Board of Directors at the time of the 2022 Annual Meeting of Shareholders attended the Company’s 2022 Annual Meeting of Shareholders.
Diversity, Equity and Inclusion (“DEI”)
We believe that DEI needs to start at the top of an organization, and the Company began this process at the Board of Directors level in 2017 when our board of directors began discussing strategic planning and board recruitment. As the Company expands its offerings in complex arenas including BaaS, we continue to seek out diverse and qualified director candidates who bring a background and expertise in the fintech and digital banking sectors regardless of their gender, race, or other personal characteristics. Additionally, those board members would need to be representative of the diversity found in our fintech partners. Since beginning this effort the Board of Directors has added three women directors,

CORPORATE GOVERNANCE
two of which are from minority backgrounds.  We strive to maintain a diverse and inclusive work culture in which individual differences and experiences are valued and all employees have the opportunity to contribute and thrive. We believe that leveraging our employees’ diverse perspectives and capabilities will enhance innovation, foster a collaborative work culture and enable us to better serve our customers and communities.
Our commitment to diversity starts with our Board of Directors, which oversees the culture and holds management accountable to build and maintain a diverse and inclusive environment.   We believe a diverse workforce is critical to sustainable success.  As of December 31, 2022, we employed 448 full-time equivalent employees.  The following table is a breakdown of our workforce as of December 31, 2022.

Gender	Race and Ethnicity	Disability
64% Female	24% non-white	3%
We are proud of our workforce and the opportunity to further diversify our team going forward.
Our DEI efforts are enhanced by our CCBX business partnerships and the customers our partners serve.  Our reach extends to a diverse and often underserved market through our BaaS relationships.  These partners are uniquely qualified to offer access to credit, promote financial well-being, provide financial education, and other services to a variety of customers, including but not limited to, women, people of color, young adults, immigrants, small businesses and other underserved populations.
DEI extends to all our customers as well.  We are focused on supporting small businesses throughout our communities including but not limited to minority, women, and veteran owned businesses. The COVID-19 pandemic exposed the challenges of small business. We are proud to have participated in the Paycheck Protection Program, originating over 5,800 loans totaling more than $763 million to a variety of businesses. During the COVID-19 pandemic, our company also financially supported locally-owned restaurants by providing meals and gift cards for our employees from these locally owned and community based restaurants.
Environment and Sustainability
Services like mobile and online banking, remote deposit capture, electronic loan payments, eStatements and combined statements enable us to support all customers in their efforts to consume less fuel and paper. We continue to digitize loan origination and deposit account opening processes, reducing trips to the bank and paper documents for our customers.
Additionally, we work hard to ensure that our lending activities do not encourage business activities that could cause irreparable damage to our reputation or the environment. As a result, we try to conduct business responsibly, with awareness to environmental, social, and human rights issues while also monitoring credit risks. This process involves management and Board oversight. In general, we evaluate each credit or transaction on its individual merits, with larger deals receiving more attention and deeper analysis.
We recently we completed a greenhouse gas assessment and established our baseline carbon footprint. We are working with our consultant to evaluate the results and determine actionable steps that can be taken to offset our carbon footprint.
We are focused on the environment and committed to business practices and activities that encourage sustainability and minimize our environmental impact.
We demonstrate environmental responsibility in various ways, including:
•conversion to energy efficient LED lighting throughout our facilities;
•installation of smart software in the administrative building to maximize the efficiency of our heating and cooling systems; and
•repurposing existing furniture, whenever possible, instead of buying new.

CORPORATE GOVERNANCE
We are focused on sustainability throughout our everyday business practices by:
•using technology that provides for a paperless environment and transactional efficiencies,
•eCycling old technology equipment, whenever possible, to avoid sending it to landfills,
•installation of occupancy sensors that automatically shut off lights in densely populated buildings; and
•having exterior lights on timers.
Human Capital
As of December 31, 2022, we had 448 full-time equivalent employees, however technology has allowed us to expand our reach to include a larger demographic with more remote employees working outside of our physical locations and throughout the country. We seek to attract, retain and develop the most talented employees possible by promoting a strong, positive culture, maintaining a safe and healthy workplace, emphasizing open communication with management and investing in training and education.  In 2022, our retention rate was 88%. We seek to help our employees grow and develop. In 2022, we had 106 internal promotions. None of our employees are parties to a collective bargaining agreement. We consider our relationship with our employees to be good and have not experienced interruptions of operations due to labor disagreements.
Culture. We have always led with people, building our Bank on the diverse perspectives, knowledge, and experiences of our employees.  Our employees utilize their strengths to set the course and are empowered to do the right things for our clients.  We strive to create an inclusive workplace so we can build and maintain a high-performing culture where engaged, satisfied employees embody our core values: stay flexible, take care of each other, embrace gray thinking, be relentless, be the best and be un-bankey.
We seek out talent that will be a cultural fit to our core values and have backgrounds that are as diverse as the clients we serve in each of our business units.
Pay Equity. We believe our staff should be paid for the roles they fulfill, their experience, and how they do their jobs, and our goal is to attract, retain and develop quality talent.  To deliver on that commitment, we benchmark and set pay ranges based on banking market data and consider factors such as an employee’s role and experience, the location of their job, and their performance. We also regularly review our compensation practices, both in terms of our overall workforce and individual employees, to ensure our pay is fair and equitable.
Health, Safety and Wellness. Since the onset of the COVID-19 pandemic, we have taken a people-first approach to help our employees manage their work and personal responsibilities, with a strong focus on employee well-being, health and safety. Our human resource team engages the staff in an evolving wellness program designed to enhance physical, financial, and mental well-being for all our employees. We encourage healthy lifestyle behaviors through regular communications, educational sessions, voluntary progress tracking of beneficial health changes, and wellness challenges.
Community Engagement. We are committed to supporting the communities we serve through donations, sponsorships and employee volunteerism.
We offer employees two options for employees to donate to charitable organizations, the Employee Giving Fund and the Employee Workplace Giving Portal. This is a testament to our commitment to helping and supporting our neighbors by encouraging employees to give to their charity of choice – wherever they live and work – through payroll deduction.
The Employee Giving Fund is supported entirely by donations contributed by employees, enabling staff to pool their donations for the greatest impact in the communities served by the Bank. Employees direct the grants from the fund by serving on Bank’s grant advisory committee. Since its inception in 2001, the Employee Giving Fund has awarded 449 grants totaling more than $747,000 through the end of 2022.
The Employee Workplace Giving Portal, launched in the fourth quarter of 2022, allows employees to support their charity of choice through payroll deduction. With staff in 34 states, it is important to encourage and enable employees to

CORPORATE GOVERNANCE
support their community, wherever they are located. The Company pays the administrative fees for the program so 100% of employee donations are directed to their charities of choice.
Volunteering and supporting our communities is an important part of community engagement. We provide 16 hours of paid volunteer hours (for full time staff) per year to encourage and enable employees to volunteer in their communities. In 2022, employees volunteered 5,545 hours supporting 187 organizations. In 2022, the Bank supported 152 organizations through donations and event sponsorships.

ITEMS TO BE VOTED ON BY SHAREHOLDERS
ITEM 1. ELECTION OF DIRECTORS
The Board of Directors currently consists of eleven members.  Under our second amended and restated articles of incorporation, as amended, the Board of Directors is divided into three classes with three-year staggered terms, with approximately one-third of the directors elected each year. Four directors have terms that expire at the annual meeting.
Andrew Skotdal, a founding director who has served the Bank and the Company since their inception in 1997 and 2003, respectively, is retiring from the Board of Directors at the end of his current term and will not be standing for re-election at the annual meeting. In connection with Mr. Skotdal’s retirement, the size of the Board of Directors will be reduced to ten directors with no vacancies.
At the annual meeting, shareholders will vote to elect Rilla R. Delorier, Michael R. Patterson, and Gregory S. Tisdel, whose terms expire at this annual meeting, to each serve for a three-year term. All nominees currently serve on the Board of Directors. The Board of Directors has nominated Rilla R. Delorier, Michael R. Patterson, and Gregory S. Tisdel to serve until the 2026 annual meeting of shareholders or until their successors are elected, or until their earlier resignation or death. Each of the nominees was recommended for election by the Governance & Nominating Committee, and each such recommendation was approved unanimously by the Board of Directors.  Rilla R. Delorier, Michael R. Patterson, and Gregory S. Tisdel are independent directors within the meaning of the applicable Nasdaq listing rules.
Unless you indicate on the proxy card that your shares should not be voted for the nominees, the Board of Directors intends that the proxies solicited by it and returned will be voted for the election of each of the Board of Directors’ nominees. If any nominee is unable to serve, the persons named in the proxy card will vote your shares to approve the election of any substitute proposed by the Board of Directors. Alternatively, the Board of Directors may adopt a resolution to reduce the size of the Board of Directors. At this time, the Board of Directors knows of no reason why any nominees might be unable to serve.
The Board of Directors unanimously recommends a vote “FOR” the election of Rilla R. Delorier, Michael R. Patterson, and Gregory S. Tisdel.
The election of each nominee requires a plurality of the votes cast for each nominee.  Abstentions and broker non-votes are treated as present for quorum purposes only and will have no effect on the outcome of the proposal.
Certain information about each of the nominees is furnished below, including their experience, qualifications, attributes or skills that caused the Governance & Nominating Committee and the Board of Directors to determine that the nominees should continue to serve as directors. The age indicated for each individual is as of December 31, 2022. There are no family relationships among the directors, director nominees or executive officers. The indicated period of service as a director includes service as a director of the Bank.

ITEM 1. ELECTION OF DIRECTORS

Nominees for Election of Directors:
Rilla R. Delorier Age: 55 Director since: 2020 Current term expires: 2023
Biographical Information:
Rilla R. Delorier is a retired banking professional with over 30 years executive experience.  Most recently, Ms. Delorier was the Chief Strategy and Digital Transformation Officer at Umpqua Bank from April 2017 to August 2020 where she was responsible for shifting from physical to digital service and sales models, developing new products, and automating operations.  Ms. Delorier was at SunTrust Bank from February 2006 to February 2016, where she held multiple positions. As the leader of SunTrust’s Retail Bank, she was responsible for managing the profit and loss of a $2.7 billion retail banking business.  Ms. Delorier serves as a director for Atlantic Union Bankshares, Nymbus and Central City Concern. Throughout her career she has lead innovation initiatives and been instrumental in business transformation.
Qualifications:
The Company believes that Ms. Delorier brings to the Board of Directors experience in developing new products, automating operations, implementing enhanced cyber-security practices, establishing strategic partnerships, using modernized analytics, and is well qualified to continue serving on the Board of Directors.

Michael R. Patterson Age: 62 Director since: 2021 Current term expires: 2023
Biographical Information:
Michael R. Patterson is a Certified Public Accountant, registered in the State of New York with over 38 years of cross-sector experience.  He is currently the Chief Compliance Officer for Genesis Global Trading and Genesis Global Holding Company and its subsidiaries. Mr. Patterson was with EY, LLP from January 2009 until June 2021 and led its Compliance Risk Management business in the firm's Financial Services Office. Michael Patterson is experienced in risk management, compliance, risk governance, financial accounting, and control matters based upon his experience at EY, LLP, Merrill Lynch & Co., BearingPoint and Arthur Andersen, LLP. He is most experienced in the banking and capital markets industries.
Qualifications:
The Company believes that Mr. Patterson brings to the Board of Directors experience in risk management, compliance, risk governance, financial accounting, control matters, and is well qualified to continue serving on the Board of Directors.

Gregory S. Tisdel Age: 68 Director since: 2002 Current term expires: 2023
Biographical Information:
Gregory A. Tisdel has served as managing member of RKLP since 2008, was the owner of Tiz’s Door Sales, Inc., from July 1996 to July 2011, and a member of the City of Everett Planning Commission since January 2014. He serves on the Advisory Board of the Puget Sound Clean Air Agency since February 1985 and previously served as Special Advisor to the Economic Alliance Snohomish County from November 2011 to 2015. Mr. Tisdel has been active in community organizations, including the YMCA, American Red Cross Snohomish County Chapter and Volunteers of America.
Qualifications:
The Company believes that Mr. Tisdel brings to the Board of Directors leadership experience, familiarity with our market area and is well qualified to continue serving on the Board of Directors.

ITEM 1. ELECTION OF DIRECTORS

Directors Continuing in Office:
Eric M. Sprink Age: 50 Director since: 2006 Current term expires: 2024
Biographical Information:
Eric M. Sprink serves as our Chief Executive Officer. Mr. Sprink joined the Company in late 2006 as President and Chief Operating Officer and became Chief Executive Officer in 2010. Mr. Sprink began his banking career working for Security Pacific Bank while enrolled at Arizona State University. He assumed increasing levels of responsibility in the areas of retail operations, consumer and commercial lending and wealth management with Security Pacific Bank and its successor, Bank of America. He then moved to Centura Bank, where he held management positions in retail operations and corporate finance. After Centura Bank was acquired, he held senior management positions at Washington Trust Bank and Global Credit Union. Mr. Sprink is active in industry trade groups and is a director and past Chair of the Community Bankers of Washington.
Qualifications:
The Company believes that Mr. Sprink brings to our Board of Directors leadership experience, significant experience in many facets of the financial services business, familiarity with our market area, and is well qualified to continue serving on the Board of Directors.

Sadhana Akella-Mishra Age: 46 Director since: 2019 Current term expires: 2024
Biographical Information:
Sadhana Akella-Mishra is currently the Chief Risk Officer for Fiserv (previously Finxact, Inc.), a core banking software company.  Ms. Akella-Mishra is responsible for the company’s compliance, information security, testing/examinations and legal and human resources.  Prior to that time, Ms. Akella-Mishra served as the Chief Information Security and Compliance Officer for Finxact, Inc. from July 2018 to March 2021, Chief Compliance Officer (Global) of Geoswift Ltd. from June 2017 to April 2018 and as the U.S. Head of Compliance for Geoswift US Inc. from November 2016 to June 2017.  From April 2016 to November 2016, Ms. Akella-Mishra served as the Senior Manager, General Compliance of Ripple, Inc. Prior to that time, she served as the Chief Compliance Officer of Zenbanx Holding Ltd. from March 2014 to April 2016 and as a Senior Compliance Manager for Zenbanx Holding Ltd. from August 2013 to February 2014.  From July 2007 to July 2013, Ms. Akella-Mishra served in various positions with Deutsche Bank, including as Americas Regional Head, Anti Financial Crime-Fraud from September 2012 to July 2013.
Qualifications:
The Company believes that Ms. Akella-Mishra brings to the Board of Directors compliance and information security expertise, familiarity with the financial services industry, and is well qualified to continue serving on the Board of Directors.

Pamela R. Unger Age: 38 Director since: 2021 Current term expires: 2024
Biographical Information:
Pamela Unger is a Certified Public Accountant.  She is currently a Managing Director, and was previously the Tax Director at Belltower Fund Group, a financial services company based in Seattle, Washington, where she has been employed since January 2019.  From September 2007 to January 2019, Ms. Unger held various positions, most recently she was a Tax Manager, at PwC, a network of accounting firms.  She serves on the City of Bellevue’s Parks and Community Services Board.
Qualifications:
The Company believes that Ms. Unger provides the Board of Directors significant experience in the accounting industry, and is well qualified to serve on the Board of Directors.

ITEM 1. ELECTION OF DIRECTORS

Christopher D. Adams Age: 43 Director since: 2016 Current term expires: 2025
Biographical Information:
Christopher D. Adams is a partner in the law firm of Adams & Duncan, Inc., P.S. in Everett, Washington since 2006. Mr. Adams practices in the areas of corporate law, commercial real estate and tax matters.
Qualifications:
The Company believes that Mr. Adams brings to the Board of Directors legal expertise and familiarity with our market area, and is well qualified to continue serving on the Board of Directors.

Steven D. Hovde Age: 68 Director since: 2011 Current term expires: 2025
Biographical Information:
Steven D. Hovde is the Chair and Chief Executive Officer at Hovde Group, LLC, an investment banking and advisory firm that serves bank and thrift clients across the United States, since January 1988, where he is responsible for managing its investment banking activities, the strategic development of mergers and acquisitions of bank and thrift institutions, and its private equity activities. He serves as a director of Republic Bank of Chicago and as a trustee of several charitable foundations.
Qualifications:
The Company believes that Mr. Hovde provides the Board of Directors with important experience and insight into the financial services industry, and is well qualified to continue serving on the Board of Directors.

Stephan Klee Age: 49 Director since: 2018 Current term expires: 2025
Biographical Information:
Stephan Klee has served as the Chief Financial Officer at Sagard Holdings Inc., which makes investments in innovative financial services companies, since September 2017. Prior to joining Sagard Holdings Inc., Mr. Klee served as Chief Financial Officer of Zenbanx Holding, Inc. from February 2015 to September 2017 and remained in an executive capacity after its merger with SoFi, Inc., one of the largest U.S. fintech companies. Previously, Mr. Klee served as a Senior Vice President at Bank of Nova Scotia, at ING Direct Canada, where he was CFO and Treasurer from 2011 to 2014, and at ING Direct USA, where he served as Chief of Staff from 2002 to 2011.
Qualifications:
The Company believes that Mr. Klee brings to the Board of Directors experience in private equity and finance, and is well qualified to continue serving on the Board of Directors.

Thomas D. Lane Age: 53 Director since: 1997 Current term expires: 2025
Biographical Information:
Thomas D. Lane is the owner and president and chief executive officer of Dwayne Lane’s Auto Family, which operates five automobile dealerships, since March 1992. He is active in community organizations and currently serves on the Economic Alliance Snohomish County board of trustees.  Mr. Lane is a founding director of the Company.
Qualifications:
The Company believes that Mr. Lane brings to the Board of Directors leadership experience, familiarity with our market area, and is well qualified to continue serving on the Board of Directors.

ITEM 2. RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board of Directors has selected Moss Adams LLP to be the Company’s independent registered public accounting firm for the 2023 fiscal year, subject to ratification by shareholders. Moss Adams LLP has served as our independent registered public accounting firm since 2016.  A representative of Moss Adams LLP will be present at the annual meeting to respond to appropriate questions from shareholders and will have the opportunity to make a statement should he or she desire to do so.
In determining whether to reappoint Moss Adams LLP as the Company’s independent registered public accounting firm, the Audit Committee took into consideration a number of factors, including the length of time the firm has been engaged, the quality of the Audit Committee’s ongoing discussions with Moss Adams LLP, an assessment of the professional qualifications and past performance of Moss Adams LLP and the potential impact of changing independent registered public accounting firms. Through its experience with the Company, Moss Adams LLP has gained institutional knowledge and expertise regarding the Company’s operations, accounting policies and practices and internal control over financial reporting.
If the ratification of the appointment of Moss Adams LLP is not approved by a majority of the votes cast at the annual meeting, the Audit Committee will consider other independent registered public accounting firms. In addition, if the ratification of Moss Adams LLP is approved by shareholders at the annual meeting, the Audit Committee may also consider other independent registered public accounting firms in the future if it determines that such consideration is in the best interests of the Company and its shareholders.
The Board of Directors unanimously recommends a vote “FOR” the ratification of the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm.
To be approved, the appointment of Moss Adams LLP as our independent registered public accounting firm must receive an affirmative vote of a majority of the votes cast.  Abstentions are treated as present for quorum purposes only and will have no effect on the outcome of the proposal. We do not expect to receive broker non-votes in this Item.
Audit and Non-Audit Fees
The following table sets forth the fees billed to the Company for the fiscal years ending December 31, 2022 and December 31, 2021 for services provided by Moss Adams LLP.

	2022	2021
Audit Fees (1)	$508,300	$328,000
Audit-Related Fees (2)	33,900	123,200
Tax Fees	-	-
All Other Fees (3)	21,745	16,800
(1)Fees for both years include Federal Deposit Insurance Corporation Improvement Act of 1991 internal control audit and fees for performance of the audit and review of financial statements.
(2)For both years, includes 401(k) Plan audit. For 2022 includes $17,900 for comfort procedures related to a public equity offering completed in the fourth quarter of 2021. For 2021 includes $92,400 for comfort procedures related to a public equity offering completed in the fourth quarter, $6,000 for S-3 review, $6,000 for S-8 review, and $5,300 for oral due diligence.
(3)Fees in both years include a flat 5% of billing as a charge to cover expenses such as copying costs, postage, administrative billable time, report processing time, filing fees, and technology expenses. In 2022 includes $3,820 in payroll tax related research.
Pre-Approval of Services by Moss Adams LLP
The Audit Committee is responsible for appointing, setting compensation and overseeing the work of Moss Adams LLP. In accordance with its charter, the Audit Committee approves, in advance, all audit and permissible non-audit services to be performed by Moss Adams LLP. Such approval process ensures that Moss Adams LLP does not provide any non-audit services to the Company that are prohibited by law or regulation.

ITEM 2. RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTING FIRM
In addition, the Audit Committee has established a policy regarding pre-approval of all audit and permissible non-audit services provided by Moss Adams LLP. Requests for services by Moss Adams LLP for compliance with the auditor services policy must be specific as to the particular services to be provided. The request may be made with respect to either specific services or a type of service for predictable or recurring services.
Any proposed specific engagement may be presented to the Audit Committee for consideration at its next regular meeting or, if earlier consideration is required, to the Audit Committee or one or more of its members. The member or members to whom such authority is delegated shall report any specific approval of services at the next regular meeting of the Audit Committee. The Audit Committee will regularly review summary reports detailing all services being provided to the Company by its independent registered public accounting firm.
During the year ended December 31, 2022, all services were approved, in advance, by the Audit Committee in compliance with these procedures.
Audit Committee Report
The Company’s management is responsible for the Company’s internal control over financial reporting. Moss Adams LLP is responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those financial statements with generally accepted accounting principles. The Audit Committee oversees the Company’s internal control over financial reporting on behalf of the Board of Directors.
In this context, the Audit Committee has met and held discussions with management and Moss Adams LLP. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and Moss Adams LLP.
The Audit Committee has also reviewed and discussed with the Company’s management the audited financial statements in the Annual Report. In addition, the Audit Committee discussed with Moss Adams LLP those matters required to be discussed under applicable Public Company Accounting Oversight Board (“PCAOB”) rules or standards and the SEC. Additionally, Moss Adams LLP provided to the Audit Committee the written disclosures and the letter required under applicable PCAOB rules or standards. The Audit Committee also discussed with Moss Adams LLP its independence from the Company.  In concluding that the accounting firm is independent, the Audit Committee considered, among other factors, whether the non-audit services provided by Moss Adams LLP were compatible with their independence.
The Audit Committee discussed with Moss Adams LLP the overall scope and plans for their audit. The Audit Committee meets with Moss Adams LLP, with and without management present, to discuss the results of their audit, their evaluation of the Company’s internal control over financial reporting, and the overall quality of the Company’s financial reporting process.
In performing all of these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of Moss Adams LLP who, in its report, expresses an opinion on the conformity of the Company’s financial statements to generally accepted accounting principles. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.
Furthermore, the Audit Committee’s considerations and discussions with management and Moss Adams LLP do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s consolidated financial statements has been carried out in accordance with the standards of the PCAOB or that the Company’s independent registered public accounting firm is in fact “independent.”

ITEM 2. RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTING FIRM
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited consolidated financial statements be included in the Annual Report for filing with the SEC. The Audit Committee has appointed, subject to shareholder ratification, the selection of Moss Adams LLP for the fiscal year ended December 31, 2023.
Audit Committee of the Board of Directors of Coastal Financial Corporation
Michael R. Patterson (Chair)
Rilla R. Delorier
Stephan Klee
Thomas D. Lane
Gregory S. Tisdel
Pamela R. Unger

DIRECTOR COMPENSATION
Our Board determines the compensation of our non-employee directors in conjunction with recommendations made by the Compensation Committee. We use a combination of cash and share-based compensation to attract and retain qualified candidates to serve on the Board of Directors. Eric M. Sprink did not receive fees or other compensation for his service as a director of the Company or the Bank during the fiscal year ended December 31, 2022 and is not included in the 2022 Director Compensation Table below.
Our non-employee directors received compensation for service and attendance as follows during the year ended December 31, 2022:
•The Chair of the Board of Directors received annual cash compensation of $55,833;
•Other directors received annual cash compensation of $40,000; and
•Committee chairs received additional cash compensation of $5,000 per committee chaired (pro-rated based on period of time a committee chair)
In addition to the cash compensation outlined above, non-employee directors, excluding the Chair of the Board of Directors , also receive approximately $35,000 in restricted stock. Chairs of the Audit, Compensation and Non-Financial Risk Committees receive an additional approximately $2,500 in restricted stock; and the Chair of the Board of Directors receives approximately $55,000 in restricted stock. Restricted stock awards are granted in May of each year. Partial shares are not issued, therefore shares are rounded up to the nearest whole number.
The following table sets forth information regarding compensation paid for the year ended December 31, 2022 to our directors who were not Named Executive Officers:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Christopher D. Adams	$55,833	$55,018	$110,851
Andrew P. Skotdal	45,000	35,025	80,025
Sadhana Akella-Mishra	45,000	37,524	82,524
Rilla R. Delorier	40,000	35,025	75,025
Steven D. Hovde	45,000	35,025	80,025
Stephan Klee	47,500	40,023	87,523
Thomas D. Lane	45,000	35,025	80,025
Michael R. Patterson (2)	42,500	45,058	87,558
Gregory A. Tisdel	40,000	35,025	75,025
Pamela R. Unger	40,000	35,025	75,025
(1)Amounts represent the aggregate grant date fair value of restricted stock awards granted during the respective fiscal year calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. See Note 15, “Stock-Based Compensation,” to the Company's consolidated financial statements included in the Annual Report for a discussion of the assumptions we made in determining the grant date fair value of our equity awards. Restricted stock awards vest 100% one day prior to the Company's next Annual Meeting of Shareholders. As of December 31, 2022, each non-employee director held unvested shares of restricted stock as follows: Mr. Adams, 1,475 shares; Mr. Skotdal, 939 shares; Ms. Akella-Mishra, 1,006 shares; Ms. Delorier, 939 shares; Mr. Hovde, 939 shares; Mr. Klee, 1,073 shares; Mr. Lane, 939 shares; Mr. Patterson, 1,208 shares; Mr. Tisdel, 939 shares; Ms. Unger 939 shares.
(2)Michael Patterson was granted an additional approximately $10,000 in restricted stock for his service from October 2021 to May 2022.

EXECUTIVE COMPENSATION
Summary Compensation Table
The following information is furnished for our named executive officers (“Named Executive Officers”) for 2022:
•Eric M. Sprink, our Chief Executive Officer;
•Curt T. Queyrouze, our President; and
•Joel G. Edwards, our Executive Vice President, Chief Financial Officer.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)		Non-equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total
Eric M. Sprink	2022	$700,000	$83,088	$726,125		$443,018	$54,418	$2,006,649
Chief Executive Officer	2021	700,000	—	3,333,518	(6)	700,000	40,398	4,773,916
Curt T. Queyrouze (5)	2022	233,333	299,761	2,115,343	(7)	169,254	17,078	2,834,769
President	2021	—	—	—		—	—	—
Joel G. Edwards	2022	340,000	82,586	178,504		135,914	25,852	762,857
Executive Vice President, Chief Financial Officer	2021	300,000	70,000	157,358		157,500	23,789	708,647
(1)The amounts reported in this column represent the annual discretionary cash bonuses earned by our named executive officers for fiscal year 2022 and 2021 performance except for the President which amount includes $66,761 prorated annual discretionary bonus, $146,000 signing bonus, and $87,000 moving bonus.
(2)The amounts reported in this column represent the grant date fair value of the award of restricted stock units computed in accordance with FASB ASC Topic 718 using the methodology set forth in Note 15, "Stock Based Compensation" to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.
(3)The amounts reported in this column represent the value of incentive awards earned in 2022 and 2021, respectively, based on the Company’s performance against pre-established performance goals for each Named Executive Officer approved by the Compensation Committee.
(4)The amounts reported in this column consist of the items specified in the All Other Compensation Table below for 2022.
(5)Mr. Queyrouze was hired on June 1, 2022, therefore there is no compensation to report for 2021.
(6)Includes 100,000 performance-based restricted stock units (“PSUs”) granted to Mr. Sprink in 2021 to further align his performance with shareholder returns and to retain his services for an extended period.  The price of Company common stock at the time of grant was $31.00.  The PSUs cliff vest after six years of continuous service only if certain specified performance conditions are met.  Fifty percent of the units (50,000 PSUs) are contingent on achieving stock price hurdles, which will be measured for achievement during the 24-months preceding the 6th anniversary of the grants (years five and six).  A sustained stock price of at least $50.00 per share for no less than 60 continuous trading days during the measurement period is required to vest 25,000 shares and a sustained stock price of at least $60.00 per share for no less than 60 continuous trading days during the measurement period is required to vest 50,000 shares.  The vesting of an additional 50,000 shares is contingent on relative return on average equity compared to a comparator group, with the Company’s performance needing to be at least in the 90th percentile, or top 10%, of the group over the six year period.  We believe the achievement of these performance conditions will benefit the shareholders of the Company by incentivizing increased shareholder value through higher stock prices and increased earnings.
(7)Includes 53,000 PSUs to Mr. Queyrouze upon his hiring in 2022 to align his performance with shareholder returns and to retain his services for an extended period.  The price of Company common stock at the time of grant was $38.51.  The PSUs cliff vest after six years of continuous service only if certain specified performance conditions are met.  33,000 PSUs are contingent on achieving stock price hurdles, which will be measured for achievement during the 24-months preceding the 6th anniversary of the grants (years five and six).  A sustained stock price of at least $68.51 per share for no less than 60 continuous trading days during the measurement period is required to vest 10,000 shares and a sustained stock price of at least $83.51 per share for no less than 60 continuous trading days during the measurement period is required to vest 20,000 shares and a sustained stock price of at least $98.51 per share for no less than 60 continuous trading days during the measurement period is required to vest the remainder, up to 33,000 shares.  The vesting of an additional 20,000 shares is contingent on relative return on average equity compared to a

EXECUTIVE COMPENSATION
comparator group, with the Company’s performance needing to be at least in the 90th percentile, or top 10%, of the group over the six year period.  We believe the achievement of these performance conditions will benefit the shareholders of the Company by incentivizing increased shareholder value through higher stock prices and increased earnings.
All Other Compensation Table

Name	Matching Contribution to 401(k) Plan ($)	Life Insurance Premiums ($)	Perquisites and Other Benefits ($) (a)	Total ($)
Eric M. Sprink	$13,500	$5,536	$35,382	$54,418
Curt T. Queyrouze	3,508	1,155	12,415	17,078
Joel G. Edwards	13,500	1,980	10,372	25,852
(a)The amounts reported in this column include the following for 2022: Mr. Sprink: Includes car allowance/lease $13,200; medical/dental/vision premiums $8,032; country club dues $9,465; travel expenses for spouse while accompanying Mr. Sprink on Company business $1,658; mobile technology reimbursement $1,500; HSA contribution $840; disability insurance $687. Mr. Queyrouze: Includes car allowance/lease $5,950; medical/dental/vision premiums $5,065; mobile technology reimbursement $1,400. Mr. Edwards: Includes medical/dental/vision premiums of $8,032; mobile technology reimbursement of $1,500; HSA contribution $840.
Outstanding Equity Awards at 2022 Fiscal Year End
The following table provides information regarding outstanding stock option awards held by our Named Executive Officers as of December 31, 2022.

		Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price($)	Option Expiration Date
Eric M. Sprink	01/22/19	8,021	(1)	18,716	14.91	01/22/29
	01/22/18	11,418	(1)	17,128	7.10	01/22/28
	01/26/17	16,912	(1)	16,913	6.50	01/26/27
	02/24/16	11,286	(1)	7,525	6.25	02/24/26
	07/01/15	13,156	(1)	5,639	7.20	07/01/25
	11/13/14	39,794	(2)	-	6.25	11/13/24
Curt T. Queyrouze	—
Joel G. Edwards	01/22/19	3,000	(1)	7,000	14.91	01/22/29
	01/22/18	2,400	(1)	3,600	7.10	01/22/28
	01/26/17	3,000	(1)	3,000	6.50	01/26/27
	02/24/16	600	(1)	2,400	6.25	02/24/26
	07/01/15	1,200	(1)	1,800	7.20	07/01/25
	03/18/14	400	(1)	800	5.50	03/18/24
(1)These option awards vest over a ten year period from the grant date, with one-tenth of the options under the grant becoming exercisable on each of the first nine anniversaries of the grant date and the final one-tenth of the options under the grant becoming exercisable 90 days prior to the tenth anniversary of the grant date.
(2)These option awards vest over a five year period from the grant date, with one-fifth of the options under the grant becoming exercisable on each of the first five anniversaries of the grant date.

EXECUTIVE COMPENSATION
The following table provides information regarding outstanding restricted stock units held by our Named Executive Officers as of December 31, 2022.

		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have not Vested (#)		Market Value of Shares or Units of Stock That Have not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1) ($)
Eric M. Sprink	2/3/2020	14,909	(2)	$708,476	-		$—
	1/25/2021	12,064	(3)	573,281	—		—
	10/4/2021	—		—	100,000	(4)	4,752,000
	1/25/2022	14,228	(5)	676,115
Curt T. Queyrouze	6/1/2022	7,000	(6)	332,640	—		—
	6/1/2022	—		—	53,000	(7)	2,518,560
Joel G. Edwards	2/3/2020	3,585	(2)	170,359	—		—
	1/25/2021	4,942	(3)	234,844	—		—
	1/25/2022	3,202	(5)	152,159	—		—
(1)The amounts in this column are based on the closing stock price of $47.52 of the Company's common stock on December 31, 2022.
(2)These restricted stock units vest over a ten year period from the grant date, with approximately one-tenth of the restricted stock units under the grant vesting on each of the first ten anniversaries of the grant date.
(3)These restricted stock units vest over a five year period from the grant date, with approximately one-fifth of the restricted stock units under the grant vesting on each of the first five anniversaries of the grant date.
(4)These PSUs are eligible to vest on October 4, 2027, the quantity of which is dependent upon achievement of specified performance goals. Each PSU represents the right to receive one share of common stock upon vesting.
(5)These restricted stock units vest over a four year period from the grant date, with approximately one-fourth of the restricted stock units under the grant vesting on each of the first four anniversaries of the grant date.
(6)These restricted stock units vest over a three year period from the grant date, with approximately one-third of the restricted stock units under the grant vesting on each of the first three anniversaries of the grant date.
(7)These PSUs are eligible to vest on June 1, 2028, the quantity of which is dependent upon achievement of specified performance goals. Each PSU represents the right to receive one share of common stock upon vesting.
The Company granted 100,000 PSUs to Mr. Sprink in 2021 to further align his performance with shareholder returns and to retain his services for an extended period.  The price of a share at the time of the grant was $31.00.  The PSUs cliff vest after six years of continuous service only if certain specified performance conditions are met.  Fifty percent of the units (50,000 PSUs) are contingent on achieving stock price hurdles, which will be measured for achievement during the 24-months preceding the 6th anniversary of the grants (years five and six).  A sustained stock price of at least $50.00 per share for no less than 60 continuous trading days during the measurement period is required to vest 25,000 shares and a sustained stock price of at least $60.00 per share for no less than 60 continuous trading days during the measurement period is required to vest 50,000 shares.   The vesting of an additional 50,000 shares is contingent on relative return on average equity compared to a comparator group, with the Company’s performance needing to be at least in the 90th percentile, or top 10%, of the group over the six year period.  We believe the achievement of these performance conditions will benefit shareholders of the Company by incentivizing increased shareholder value through higher stock prices and increased earnings.
The Company granted 53,000 PSUs to Mr. Queyrouze upon his hiring in 2022 to align his performance with shareholder returns and to retain his services for an extended period.  The price of a share at the time of the grant was $38.51.  The PSUs cliff vest after six years of continuous service only if certain specified performance conditions are met. 33,000 PSUs are contingent on achieving stock price hurdles, which will be measured for achievement during the 24-months preceding the 6th anniversary of the grants (years five and six).  A sustained stock price of at least $68.51 per share for no less than 60 continuous trading days during the measurement period is required to vest 10,000 shares and a sustained stock price of at least $83.51 per share for no less than 60 continuous trading days during the measurement period is

EXECUTIVE COMPENSATION
required to vest up to 20,000 shares and a sustained stock price of at least $98.51 per share for no less than 60 continuous trading days during the measurement period is required to vest the remainder, up to 33,000 shares.   The vesting of an additional 20,000 shares is contingent on relative return on average equity compared to a comparator group, with the Company’s performance needing to be at least in the 90th percentile, or top 10%, of the group over the six year period.  We believe the achievement of these performance conditions will benefit shareholders of the Company by incentivizing increased shareholder value through higher stock prices and increased earnings.
Employment and Change in Control Agreements with Named Executive Officers
Employment Agreement with Eric M. Sprink
The Company and the Bank entered into a Second Amended and Restated Employment Agreement (the “Employment Agreement”) effective October 4, 2021 with Eric Sprink, the Chief Executive Officer of the Company and the Bank. Mr. Sprink’s Employment Agreement (which has an initial term of five years that extends for successive one-year renewal terms unless either party gives 90-days’ advance notice of non-renewal or the Employment Agreement is otherwise terminated in accordance with its terms) provides that Mr. Sprink will continue to serve as Chief Executive Officer of the Company and the Bank, and as a member of the Board of Directors of the Company (subject to re-election by the Company’s shareholders) and the Board of Directors of the Bank. As consideration for these services, the Employment Agreement provides Mr. Sprink with a minimum annual base salary, effective retroactive to January 1, 2021, of $700,000, subject to annual review by the Compensation Committee of the Board of Directors of the Company, an annual cash performance bonus opportunity, equity incentive opportunities, and certain other employee benefits and perquisites, including a car allowance and reimbursement of country club dues.
The Employment Agreement provides for severance benefits if the Company and the Bank terminate Mr. Sprink’s employment without “cause” or if he resigns for “good reason” (as each of those terms is defined in the Employment Agreement), (a “qualifying termination of employment”). Upon a qualifying termination of employment, Mr. Sprink will be entitled to the following payments and benefits under the Employment Agreement: an amount equal to his accrued but unpaid base salary, unused vacation pay and any other amounts or benefits required to be paid under any plan, program contract or agreement with the Company (the “accrued benefits”), an amount in cash equal to two times his then-current annual base salary in monthly installments (unless termination occurs due to a “change in control”) (as such term is defined in the Employment Agreement), the pro-rata portion of his annual cash performance bonus, and reimbursement for the cost of continuing group health plan coverage for himself and his dependents for up to one year following the date of termination of employment. In addition, Mr. Sprink will fully vest in all outstanding unvested equity awards to the extent that such awards would have vested within two years following the termination date based solely on Mr. Sprink’s continued employment. All outstanding unvested equity awards granted under the Amended and Restated Employment Agreement dated as of June 19, 2018 will fully vest.
Pursuant to the Employment Agreement, if Mr. Sprink experiences a qualifying termination of employment within two years following a “change in control”, then, in lieu of the payment and benefits otherwise payable to him, Mr. Sprink will be entitled to receive the accrued benefits and a lump sum cash severance payment equal to three times the sum of his then-current base salary and his annual cash bonus for the prior calendar year. In addition, Mr. Sprink will receive a lump-sum payment equal to the cost of 36 months of continuing group health plan coverage for himself and his dependents and will fully vest in all outstanding unvested equity awards, other than as explicitly provided for in such award agreements, that would have vested based solely on Mr. Sprink’s continued employment.
Mr. Sprink will be subject to a one-year post-termination non-competition covenant and an 18 month post-termination non-solicitation covenant (i) upon termination of Mr. Sprink’s employment without “cause”, for “good reason” or upon a qualifying termination within two years following a “change in control” and payment of the amounts required under the Employment Agreement in each such case or (ii) upon expiration of the Employment Agreement and payment to Mr. Sprink of a salary continuation for 12 months. The Employment Agreement also contains customary confidentiality, non-disparagement and cooperation covenants.
Change in Control Agreement with Joel G. Edwards
The Company and the Bank entered into an amended and restated change in control severance agreement (the “amended severance agreement”) with Mr. Edwards effective June 19, 2018. His amended severance agreement provides that if the Company or the Bank terminates Mr. Edwards's employment without "cause" before or after a "change in control" or if he resigns for "good reason" (as each of those terms is defined in the amended severance agreement) (a

EXECUTIVE COMPENSATION
"qualifying termination of employment") during the period that begins 90 days prior to a “change in control”, as applicable, and ends 24 months following such “change in control”, then he will be entitled to receive a cash severance payment equal to two times the sum of his then-current base salary, his cash bonus for the calendar year prior to which the “change in control” occurs and the value of any equity incentive awards made in the calendar year prior to which the “change in control” occurs. In addition, if Mr. Edwards experiences a qualifying termination of employment within 24 months of a change of control, he will fully vest in all unvested stock options or other equity incentive compensation awards previously granted to him that would have vested based solely on his continued employment.
Employment Agreement with Curt T. Queyrouze
The Company and the Bank entered into an Employment Agreement (the “Queyrouze Employment Agreement”) effective May 18, 2022 with Curt T. Queyrouze the President of the Company and the Bank. Mr. Queyrouze’s Employment Agreement (which has an initial term of six years that extends for successive one-year renewal terms unless either party gives 90-days’ advance notice of non-renewal or the Queyrouze Employment Agreement is otherwise terminated in accordance with its terms) provides that Mr. Queyrouze will serve as President of the Company and the Bank. As consideration for these services, the Queyrouze Employment Agreement provides Mr. Queyrouze with a minimum annual base salary of $400,000, subject to annual review by the Compensation Committee of the Board of Directors of the Company, an annual cash performance bonus opportunity, equity incentive opportunities, and certain other employee benefits and perquisites, including a car and technology allowance.
The Queyrouze Employment Agreement provides for severance benefits if there is a “qualifying termination of employment”. Upon a qualifying termination of employment, Mr. Queyrouze will be entitled to the following payments and benefits under the Queyrouze Employment Agreement: an amount equal to his accrued but unpaid base salary, unused vacation pay and any other amounts or benefits required to be paid under any plan, program contract or agreement with the Company (the “accrued benefits”), an amount in cash equal to one times his then-current annual base salary in monthly installments (unless termination occurs due to a “change in control”) (as such term is defined in the Queyrouze Employment Agreement), the pro-rata portion of his annual cash performance bonus, and reimbursement for the cost of continuing group health plan coverage for himself and his dependents for up to one year following the date of termination of employment. In addition, Mr. Queyrouze will fully vest in all outstanding unvested equity awards to the extent that such awards would have vested within one year following the termination date based solely on Mr. Queyrouze’s continued employment.
Pursuant to the Queyrouze Employment Agreement, if Mr. Queyrouze experiences a qualifying termination of employment within one year following a “change in control”, then, in lieu of the payment and benefits otherwise payable to him, Mr. Queyrouze will be entitled to receive the accrued benefits and a lump sum cash severance payment equal to two times the sum of his then-current base salary and his annual cash bonus for the prior calendar year. In addition, Mr.Queyrouze will receive a lump-sum payment equal to the cost of 24 months of continuing group health plan coverage for himself and his dependents and will fully vest in all outstanding unvested equity awards, other than as explicitly provided for in such award agreements, that would have vested based solely on Mr. Queyrouze’s continued employment.
Mr. Queyrouze will be subject to a one-year post-termination non-competition covenant and an 18 month post-termination non-solicitation covenant (i) upon termination of Mr. Queyrouze’s employment without “cause,” for “good reason” or upon a qualifying termination within one year following a “change in control” and payment of the amounts required under the Queyrouze Employment Agreement in each such case or (ii) upon expiration of the Employment Agreement and payment to Mr. Queyrouze of a salary continuation for 12 months. The Queyrouze Employment Agreement also contains customary confidentiality, non-disparagement and cooperation covenants.
2018 Omnibus Incentive Plan
The “2018 Plan,” which was approved by shareholders in April 2018, and amended and approved by shareholders in May 2021, is designed to motivate and reward those employees and other individuals who are expected to perform at the highest level and contribute significantly to our success, thereby furthering our best interests and those of our shareholders. The 2018 Plan will expire on April 30, 2028, the tenth anniversary of shareholder approval. The 2018 Plan will expire sooner if, prior to the end of the term, the maximum number of shares available for issuance under the 2018 Plan has been issued or our Board of Directors terminates the 2018 Plan.
Subject to adjustment (as set forth in the 2018 Plan), 1.1 million shares of our common stock were reserved for awards under the 2018 Plan and, at December 31, 2022, a total of 522,822 shares of our common stock remained available

EXECUTIVE COMPENSATION
for new awards under the 2018 Plan. In the first quarter of 2023, restricted stock units and shares totaling 73,611 were awarded for 2022 performance and 1,084 were awarded as a signing bonus, with stock option forfeitures of zero and restricted stock unit forfeitures of 4,653 leaving 452,780 available for new awards under the 2018 Plan as of March 21, 2023.  Shares granted under the 2018 Plan that are subject to an outstanding award that is forfeited, expires, terminates, otherwise lapses or is settled for cash, in whole or in part, without the delivery of the shares will again be available for issuance under the 2018 Plan. However, shares tendered or withheld in payment of an exercise price or in respect of taxes related to awards will not become available for issuance under the 2018 Plan.
Risk Considerations in our Compensation Program
We believe that our compensation policies and practices for our employees are reasonable and properly align our employees’ interests with those of our shareholders. We believe that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company. Although certain of our employees who are not Named Executive Officers are compensated by the number or dollar volume of transactions they complete, our extensive underwriting process is designed to prevent us from entering into transactions that deviate from our underwriting standards.

STOCK INFORMATION
The following table provides information as of the Record Date about the persons known to the Company to be the beneficial owners of more than 5% of the Company’s outstanding common stock based on the information filed by that entity with the SEC(1). A person may be considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Class Outstanding (1)
Steven D. Hovde (2) 1629 Colonial Parkway Inverness, Illinois 60067	1,741,841	(2)	13.12%
Entities Affiliated with T. Rowe Price (3) 101 East Pratt Street Baltimore, MD 21201	769,791	(3)	5.80%
Entities Affiliated with Endeavour Capital Advisors Inc. (4) 410 Greenwich Avenue Greenwich, CT 06830	730,525	(4)	5.50%
Entities Affiliated with BlackRock, Inc (5) 55 East 52nd Street New York, NY 10055	680,862	(5)	5.13%
(1)Based on 13,273,072 shares of Company common stock outstanding and entitled to vote as of March 21, 2023.
(2)Includes (i) 1,710,902 shares owned individually by Mr. Hovde, (ii) 30,000 shares owned by a company for which Mr. Hovde has voting and dispositive power and (iii) 939 shares of unvested restricted stock for which he has sole voting power.
(3)Based solely on the Schedule 13G filed with the SEC on February 14, 2023  by T. Rowe Price Investment Management, Inc (Price Investment Management). The principal business address of T. Rowe Price Investment Management, Inc. (Price Investment Management) and its affiliates is 101 E. Pratt Street, Baltimore, MD 21201.
(4)Based solely on the Schedule 13G/A filed with the SEC on February 14, 2023  by entities including  Endeavour Capital Advisors Inc., Laurence M. Austin,  Mitchell J. Katz and Jonah Marcus. The principal business address of Endeavour Capital Advisors Inc. and its affiliates is 410 Greenwich Avenue, Greenwich, CT 06830.
(5)Based solely on the Schedule 13G filed with the SEC on February 3, 2023 by entities including BlackRock, Inc., Aperio Group, LLC, BlackRock Advisors, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Fund Advisors, BlackRock Institutional Trust Company, National Association, BlackRock Financial Management, Inc. and BlackRock Investment Management, LLC. The principal business address of BlackRock, Inc. and its affiliates is 55 East 52nd Street, New York, NY 10055.
The following table provides information as of March 21, 2023 about the shares of Coastal Financial common stock that may be considered to be beneficially owned by each director or nominee for director of the Company, by those Named Executive Officers of the Company listed in the Summary Compensation Table and all directors and executive officers of the Company as a group. A person may be considered to beneficially own any shares of common stock over which he or she has directly or indirectly, sole or shared voting or investment power, and any shares which the person would have the right to acquire beneficial ownership of within 60 days through the exercise of any stock option or other right, and are deemed outstanding for the purpose of calculating that person’s percentage ownership.  These shares, however are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

STOCK INFORMATION
Unless otherwise indicated, none of the shares listed are pledged as security and each of the listed individuals has sole voting and investment power with respect to the shares shown.

Name	Number of Shares Beneficially Owned		Percent of Class Outstanding (1)
Directors and Director Nominees:
Christopher D. Adams	22,730	(2)	*
Sadhana Akella-Mishra	2,451	(3)	*
Rilla R. Delorier	1,758	(4)	*
Steven D. Hovde	1,741,841	(5)	13.12%
Thomas D. Lane	133,916	(6)	1.01%
Stephan Klee	2,854	(7)	*
Michael R. Patterson	2,458	(8)	*
Andrew P. Skotdal	309,589	(9)	2.33%
Eric M. Sprink	243,602	(10)	1.83%
Gregory A. Tisdel	12,948	(11)	*
Pamela R. Unger	1,429	(12)	*
Named Executive Officers Who Are Not Directors:
Curt T. Queyrouze	—		*
Joel G. Edwards	49,974	(13)	*
All directors, nominees and executive officers as a group (15 persons)	2,569,076		19.21%
*Represents less than 1% of the Company’s outstanding shares.
(1)Based on 13,273,072 shares of Company common stock outstanding and entitled to vote as of March 21, 2023.
(2)Includes (i) 21,255 shares owned individually by Mr. Adams and (ii) 1,475 shares of unvested restricted stock.
(3)Includes (i) 1,445 shares owned individually by Ms. Akella-Mishra and (ii) 1,006 shares of unvested restricted stock.
(4)Includes (i) 819 shares owned individually by Ms. Delorier and (ii) 939 shares of unvested restricted stock.
(5)Includes (i) 1,710,902 shares owned individually by Mr. Hovde (ii) 30,000 shares owned by a company for which Mr. Hovde has voting and dispositive power and (iii) 939 shares of unvested restricted stock.
(6)Includes (i) 78,287 shares held by Mr. Lane individually and jointly with his spouse, as to which Mr. Lane shares voting and dispositive power, (ii) 54,280 shares held in a blind trust, (iii) 410 shares held by Mr. Lane’s children, and (iiii) 939 shares of unvested restricted stock.
(7)Includes (i) 1,781 shares owned individually by Mr. Klee and (ii) 1,073 shares of unvested restricted stock.
(8)Includes (i) 1,250 shares owned individually by Mr. Patterson and (ii) 1,208 shares of unvested restricted stock.
(9)Includes (i) 1,771 shares owned individually by Mr. Skotdal, (ii) 939 shares of unvested restricted stock, (iii) 58,763 shares owned by a corporation as to which Mr. Skotdal shares voting and dispositive power, (iv) 1,000 shares owned by his spouse, (v) 1,000 shares held in trust for his mother for which Mr. Skotdal shares voting and dispositive power, and (vi) 246,116 shares held in trusts for Mr. Skotdal’s children, but as to which Mr. Skotdal disclaims beneficial ownership.
(10)Includes (i) 170,817 shares owned by Mr. Sprink individually and jointly with his spouse, as to which Mr. Sprink has or shares voting and dispositive power, (ii) 1,200 shares held by Mr. Sprink's children, as to which Mr. Sprink shares voting and dispositive power, and (iii) 71,585 shares of Company common stock underlying options that were exercisable as of the Record Date or may be exercised within 60 days after the Record Date. Excludes 55,129 shares of Company common stock underlying options that are subject to vesting.
(11)Includes (i) 11,144 shares owned by Mr. Tisdel individually, (ii) 939 shares of unvested restricted stock and (iii) 865 shares owned by a corporation controlled by Mr. Tisdel.
(12)Includes (i) 490 shares owned by Ms. Unger individually and (ii) 939 shares of unvested restricted stock.
(13)Includes (i) 38,974 shares owned directly by Mr. Edwards and (ii) 11,000 shares of Company common stock underlying options that were exercisable as of the Record Date or may be exercised within 60 days after the Record Date. Excludes 15,400 shares of Company common stock underlying options that are subject to vesting.

STOCK INFORMATION
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than 10% of our common stock, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% shareholders are required by regulation to furnish the Company with copies of all Section 16(a) reports they file.
Based solely on its review of the copies of the reports it has received and written representations provided to the Company from the individuals required to file the reports, the Company believes that each of its executive officers and directors has complied with Section 16(a) filing requirements for transactions in our common stock during the year ended December 31, 2022, except for one late report on Form 4 filed by Thomas D. Lane, to report the purchase of Company shares.

OTHER INFORMATION RELATED TO DIRECTORS AND EXECUTIVE OFFICERS
Policies and Procedures for Approval of Related Persons Transactions
We maintain a Policy and Procedures Governing Related Person Transactions, which is a written policy and set of procedures for the review and approval or ratification of transactions involving related persons. Under the policy, related persons consist of directors, director nominees, executive officers, persons or entities known to us to be the beneficial owner of more than five percent of any outstanding class of the voting securities of the Company, or immediate family members or certain affiliated entities of any of the foregoing persons.
Transactions covered by the policy consist of any financial transaction, arrangement or relationship or series of similar transactions, arrangements or relationships, in which:
•the aggregate amount involved will or may be expected to exceed $120,000 or one percent of the average of the Company's total assets at the end of the fiscal year ended December 31, 2022 and December 31, 2021;
•the Company is, will, or may be expected to be a participant; and
•any related person has or will have a direct or indirect material interest.
The policy excludes certain transactions, including:
•any compensation paid to an executive officer of the Company if the Compensation Committee of the Board of Directors approved (or recommended that the Board of Directors approve) such compensation;
•any compensation paid to a director of the Company if the Board of Directors or an authorized committee of the Board of Directors approved such compensation;
•any transaction with a related person involving consumer and investor financial products and services provided in the ordinary course of the Company’s business and on substantially the same terms as those prevailing at the time for comparable services provided to unrelated third parties or to the Company’s employees on a broad basis (and, in the case of loans, in compliance with the Sarbanes-Oxley Act of 2002); and
•any extension of credit with a related person provided in the ordinary course of the Company’s business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans provided to unrelated third parties and which did not involve more than the normal risk of collectability or present other unfavorable features. However, loans on nonaccrual status or that are past due, restructured or potential problem loans are not considered excluded transactions.
Related person transactions will be approved or ratified by the Board of Directors. In determining whether to approve or ratify a related person transaction, the Board of Directors will consider all relevant factors, including:
•whether the terms of the proposed transaction are at least as favorable to the Company as those that might be achieved with an unaffiliated third party;
•the size of the transaction and the amount of consideration payable to the related person;
•the nature of the interest of the related person;
•whether the transaction may involve a conflict of interest; and
•whether the transaction involves the provision of goods and services to the Company that are available from unaffiliated third parties.

OTHER INFORMATION
A member of the Board of Directors who has an interest in the transaction will abstain from voting on approval of the transaction, but may, if so requested by the chair of the Board of Directors, participate in some or all of the discussion.
Transactions with Related Persons
The Company or the Bank may occasionally enter into transactions with certain “related persons.” Related persons include our executive officers, directors, beneficial owners of 5% or more of our common stock, immediate family members of or other persons sharing a household with these persons and entities in which one of these persons has a direct or indirect material interest. We generally refer to transactions with these related persons in which the amount involved exceeded or will exceed the lesser of $120,000 or one percent of the average of the Company's total assets at the end of the fiscal year ended December 31, 2022 and December 31, 2021 as “related party transactions.”
Certain Related Party Transactions
The following is a description of transactions since January 1, 2022, including currently proposed transactions to which we have been or are to be a party in which the amount involved exceeded or will exceed the lesser of $120,000 or one percent of the average of the Company’s total assets at the end of the fiscal year ended December 31, 2022 and December 31, 2021, and in which a Related Party had or will have a direct or indirect material interest.
Downtown Everett Lease. On January 31, 2023 the Company extended its lease agreement for the downtown Everett branch facility with a group of investors that includes a limited liability company in which Andrew P. Skotdal, who is one of the Company’s directors, has an interest. This renewal was for less square footage, at reduced monthly expense and was extended for an additional ten years, through March 31, 2034. The monthly minimum rent obligation under the amended lease agreement is $19,000 for the first five years with rent adjustments every year thereafter. The Company is also responsible for its proportion of real property taxes, utilities, maintenance, repairs and alterations. In 2022 and 2021, the Company made $546,000 in payments each year related to this lease agreement. Mr. Skotdal is retiring from the Board of Directors at the end of his current term and not standing for re-election at the annual meeting.
Legal Services. The Company engages Adams and Duncan, Inc. P.S. for legal services in which Christopher D. Adams, who is one of the Company’s directors, is a partner. For fiscal year ended December 31, 2022 and 2021, total payments for legal services were $864,000 and $816,000, respectively.
Ordinary Banking Relationships
In the ordinary course of the Company’s business, we have engaged in regular banking transactions with the Company’s directors, executive officers, their immediate family members and companies in which they may have more than 5% beneficial ownership interest, including deposit relationships and loans to such persons and companies. Any such transactions were made on substantially the same terms, including interest rates and collateral (where applicable), as those prevailing at the time as comparable transactions with persons who were not related to us. Any loans that we make to the Company’s officers, directors and principal shareholders, as well as their immediate family members and affiliates, are approved by the Board of Directors in accordance with applicable bank regulatory requirements. No related party loans involve more than the normal credit collection risk and do not present any other unfavorable features to us. As of December 31, 2022, we had $13.4 million of loans outstanding to the Company’s directors and officers, their immediate family members and their affiliates, while deposits from this group totaled $5.5 million. As of December 31, 2022, no related party loans were categorized as nonaccrual, past due, restructured or potential problem loans. We expect to continue to enter into transactions in the ordinary course of business on similar terms with the Company’s directors and officers, as well as their immediate family members and affiliates.
Shareholder Communications
The Company encourages shareholder communications to the Board of Directors and/or individual directors. Shareholders who wish to communicate with the Board of Directors or an individual director should send their communications in writing to the care of Joel G. Edwards, Corporate Secretary, Coastal Financial Corporation, 5415 Evergreen Way, Everett, Washington 98203. Communications regarding financial or accounting policies should be sent to the attention of the Chairperson of the Audit Committee. All other communications should be sent to the attention of the Chairperson of the Governance & Nominating Committee.

OTHER INFORMATION
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
2023 ANNUAL MEETING OF SHAREHOLDERS
THE NOTICE AND PROXY STATEMENT AND ANNUAL REPORT ARE AVAILABLE AT
http://www.annualgeneralmeetings/ccb2023
THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS OF
COASTAL FINANCIAL CORPORATION
The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice of 2023 Annual Meeting of Shareholders and Proxy Statement dated April 7, 2023, in connection with the 2023 Annual Meeting of Shareholders of Coastal Financial Corporation (the “Company”) to be held virtually at 6:00 p.m., Pacific Time, on Tuesday, May 23, 2023 (“2023 Annual Meeting of Shareholders”), and hereby appoints Eric Sprink and Christopher Adams as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote all shares of the Common Stock of COASTAL FINANCIAL CORPORATION registered in the name provided herein which the undersigned is entitled to vote, at the 2023 Annual Meeting of Shareholders, and at any postponements or adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as indicated on the reverse side hereof on the proposals set forth in said Proxy.
The 2023 Annual Meeting of Shareholders will be held in a virtual only format via live webcast. To attend the virtual 2023 Annual Meeting of Shareholders you must register in advance at https://register.proxypush.com/CCB prior to the registration deadline of May 22, 2023 at 5:00 p.m. Pacific Time.
SEE REVERSE SIDE FOR ALL PROPOSALS. If you wish to vote in accordance with the Company’s Board of Directors’ (the “Board of Directors”) recommendations, just sign in blue or black ink on the reverse side. You need not mark any boxes.
YOUR VOTE IS IMPORTANT - PLEASE VOTE PROMPTLY!
Shareholders of record may vote their proxy in the following ways (beneficial owners should follow voting instructions provided by their broker, bank or other nominee on how to vote their shares):
•Vote Via Internet:
Login to http://www.annualgeneralmeetings/ccb2023
Enter your control number (12-digit number in bottom right corner of this Proxy Card) Vote by 11:59 p.m. Pacific Time on May 22, 2023
•Vote Via Mail:
Mark, sign and date your proxy card and return it promptly to:
Pacific Stock Transfer Company
6725 Via Austi Parkway, Suite 300
Las Vegas, Nevada 89119
Proxy card must be received by May 23, 2023
•Vote Via Virtual Meetings:
The Company will be hosting the 2023 Annual Meeting of Shareholders in a virtual only format via live webcast. To attend and vote at the virtual annual meeting, you must register in advance following the instructions above. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the 2023 Annual Meeting of Shareholders and will permit you to submit questions.

CONTROL NUMBER: «Control #»

TO VOTE, MARK BLOCKS IN BLUE OR BLACK INK AS FOLLOWS: ☒
The Board of Directors recommends a vote FOR Proposal 1 and 2.
1.To elect three Directors for a 3-year term until the 2026 meeting of shareholders.

		FOR	WITHHOLD
1.	Rilla R. Delorier	☐	☐
2.	Michael R. Patterson	☐	☐
3.	Gregory S. Tisdel	☐	☐
2.To ratify the selection of Moss Adams LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2023.

☐ FOR	☐ AGAINST	☐ ABSTAIN
In their discretion, the proxies are authorized to vote upon such other matter as may properly come before the meeting or any adjournments or postponements thereof.
This proxy is revocable and when properly executed, will be voted in the manner directed on this Proxy. If no such direction is made, this proxy will be voted in accordance with the recommendations made by the Board of Directors. The proxies will vote in their discretion upon any and all other matters that may properly come before the meeting and any adjournment or postponement thereof.
PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY.
Date:_________________________________
Signature:__________________________________________
Signature:__________________________________________
NOTE: Please insert date and sign exactly as name(s) appears on this Proxy. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian, or officer or other authorized person on behalf of a corporation or other entity, or in another representative capacity, please give full corporate or other entity title under signature(s) of the authorized officer.
☐ Please mark here for address changes or comments. Provide updated address or comments in the space provided below:

_____________________________________________________________________

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